UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): October 6, 2017

Digital Power Corporation

(Exact Name of Registrant as Specified in Charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA	94538-3158
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 657-2635
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On October 6, 2017, Kristine Ault resigned from the board of directors of Digital Power Corporation (the “Company”). Ms. Ault resigned in connection with the appointment of Jeff Bentz to the board.

There were no disagreements between the Company and Ms. Ault in connection with Ms. Ault’s resignation.

On October 6, 2017, Mr. Amos Kohn resigned as Chief Financial Officer. Mr. Kohn resigned as Chief Financial Officer in connection with the appointment of William Horne as Chief Financial Officer. Mr. Kohn will continue to serve as President and Chief Executive Officer.

There were no disagreements between the Company and Mr. Kohn in connection with Mr. Kohn’s resignation as Chief Financial Officer.

(c)     On October 6, 2017, Mr. William Horne was appointed as Chief Financial Officer. Information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K regarding Mr. Horne is set forth in the Company’s Form 10-K for the year ended December 31, 2016. There were no arrangements or understandings between the Company or any other person and Mr. Horne pursuant to his appointment. There are no family relationships between Mr. Horne and any other director or executive officer.

As previously disclosed in a Form 8-K filed with the Commission on September 6, 2017, effective August 21, 2017, on September 1, 2017, the Company and Avalanche International Corp. (“Avalanche”) entered into a Loan and Security Agreement (“Loan Agreement”) pursuant to which the Company will provide Avalanche a non-revolving credit facility of up to $5,000,000, for a period ending on August 21, 2019, subject to the terms and conditions stated in the Loan Agreement, including that the Company having available funds to grant such credit.

Previously, on October 5, 2016, November 30, 2016 and February 22, 2017, Avalanche entered into three convertible promissory notes with the Company (collectively the “Notes”). Each Note had a face amount of $525,000, was sold to the Company for $500,000 (for an original issue discount of $25,000 for each Note), is due in two years and accrues interest at 12% per annum on the face amount of $525,000. The Notes were convertible into shares of Avalanche’s common stock based on a conversion price of $0.745 per share, subject to adjustment as provided for in the Notes. In addition, subsequent to the issuance of the Notes, the Company has made advances in the aggregate face amount of $1,899,400 to Avalanche.

In consideration of entering into the Loan Agreement, the Company and Avalanche cancelled the Notes and consolidated the Notes and prior advances and issued a new Convertible Promissory Note in the aggregate face amount of $3,474,400 (“New Note”) that is convertible into shares of Avalanche at a conversion price of $0.50 per share. The New Note is due in two years and accrues interest at 12% per annum on the face amount of $3,474,400. Prior interest accrued under the Notes and advances will continue to be an obligation of Avalanche. The New Note contains standard events of defaults. In addition, concurrent to issuing the New Note, Avalanche issued to the Company a five year Warrant to purchase 6,948,800 shares of Avalanche Common Stock at $0.50 per share. Future advances under the Loan Agreement, if any, will be evidenced by a convertible promissory containing a conversion price feature at $0.50 per share and warrant with an exercise price of $0.50 per share. Further, under the terms of the Loan Agreement, the Notes issued by Avalanche are secured by the assets of Avalanche.

The Warrant entitles the Company to purchase up to 6,948,800 shares of Avalanche common stock at an exercise price of $0.50 per share for a period of five years. The exercise price of $0.50 is subject to adjustment for customary stock splits, stock dividends, combinations or similar events. The Warrant may be exercised for cash or on a cashless basis.

Mr. Horne is Chief Financial Officer of and a director of Avalanche.

On October 6, 2017, the Company entered into a five year employment agreement with William Horne to serve as Chief Executive Officer and Executive Vice President of the Company and its subsidiaries. For his services, Mr. Horne will be paid a base salary of $250,000 per annum.

Upon signing of the employment agreement, Mr. Horne is entitled to a signing bonus in the amount of $25,000. In addition, Mr. Horne shall be eligible for an annual cash bonus equal to a percentage of his annual base salary based on achievement of applicable performance goals determined by the Company’s compensation committee.

Further, Mr. Horne is entitled to receive equity participation as follows: (A) a restricted stock signing bonus equal to 200,000 of shares of common stock of which fifty percent shall vest immediately and the balance to vest once Avalanche International is current with its periodic reports filed with the SEC; and (B) an option to purchase 1,000,000 shares of common stock of the Company at a per share price equal to the closing price for a share of common stock as of date of the employment agreement. Such options will vest over 48 months.

Mr. Horne’s bonuses, if any, and all stock based compensation shall be subject to “Company Clawback Rights” if during the period that Mr. Horne is employed by the Company and upon the termination of Mr. Horne’s employment and for a period of two years thereafter, if there is a restatement of any of the Company’s financial results from which any bonuses and stock based compensation to Mr. Horne shall have been determined.

Upon termination of Mr. Horne’s employment (other than upon the expiration of the employment), Mr. Horne shall be entitled to receive: (A) any earned but unpaid base salary through the termination date; (B) all reasonable expenses paid or incurred; and (C) any accrued but unused vacation time.

Further, unless Mr. Horne’s employment is terminated as a result of his death or disability or for cause or he terminates his employment without good reason, then upon the termination or non-renewal of Mr. Horne’s employment, the Company shall pay to Mr. Horne a “Separation Payment” as follows: (A) an amount equal to four weeks of base salary for each full year of service; Executive shall be given credit for his service commencing from October 13, 2016; (B) should Mr. Horne provide the Company with a separation, waiver and release agreement within 60 days of termination, then the Company shall: (i) pay his base salary until the last to occur (the “Separation Period”) of (1) the expiration of the remaining portion of the initial term or the then applicable renewal term, as the case may be, or (2) the 12-month period commencing on the date Mr. Horne is terminated, payable in one lump sum; (ii) provide during the Separation Period the same medical, dental, long-term disability and life insurance; and (iii) pay an amount equal to the product obtained by multiplying (x) the maximum annual bonus as Mr. Horne would have been otherwise entitled to receive by (y) the fraction in which the numerator is the number of calendar months worked including the entire month in which severance occurred and the denominator of which is 12; and (iv) all outstanding options and other equity awards shall immediately vest and become fully exercisable for a period of 24 months. Finally, upon the occurrence of a change in control, Mr. Horne will be paid an amount equal to four times his Separation Payment.

The preceding discussion is qualified in its entirety to Mr. Horne’s employment agreement that has been filed as an exhibit.

(d)      On October 6, 2017, the board appointed Mr. Jeff Bentz to the board of directors.

Since 1994, Mr. Bentz has served as President of North Star Terminal & Stevedore Company, a full-service stevedoring company located in Alaska and whose major areas of business include terminal operations and management, stevedore services, and heavy equipment operations.

There were no arrangements or understandings between the Company or any other person and Mr. Bentz pursuant to his appointment.

Mr. Bentz will be appointed to the audit, compensation and nomination and governance committees of the board.

There have been no transactions between Mr. Bentz and the Company and no disclosure is required under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Executive Employment Agreement with William Horne

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIGITAL POWER CORPORATION

Date: October 12, 2017	By:	/s/ Amos Kohn
Amos Kohn, President and
Chief Executive Officer